Exhibit 99.1

NEW INVESTMENTS PRESS RELEASE OF TRILINC GLOBAL IMPACT FUND, LLC

Los Angeles, CA (February 6, 2018) - TriLinc Global Impact Fund (“TriLinc”) announced today that it recently approved $27.9 million in term loan and trade finance transactions, bringing total financing commitments as of January 31, 2018 to $392 million for business expansion and socioeconomic development through its holdings in Sub-Saharan Africa, Latin America, Southeast Asia, and Emerging Europe. The weighted average loan size of the portfolio is $8.54 million with an average duration of 1.94 years. TriLinc is an impact investing fund that provides growth-stage loans and trade finance to established small and medium enterprises (“SMEs”) in developing economies where access to affordable capital is significantly limited.  Impact Investing is defined as investing with the specific objective of achieving a competitive financial return as well as creating positive, measurable impact in communities across the globe.  Since TriLinc commenced operations and through January 31, 2018, TriLinc has funded $844 million in aggregate investments to 75 borrower companies, including $62 million in temporary investments. TriLinc has funded over $292 million to 22 borrower companies supporting 15,278 permanent employees in nine countries in Latin America, over $363.8 million to 42 borrower companies supporting 16,791 permanent employees located or trading within 16 countries in Sub-Saharan Africa, over $126 million to 10 borrower companies supporting 764 permanent employees located or trading within five countries in Southeast Asia, and over $8 million to one borrower company supporting four permanent employees in one country in Emerging Europe. Of the aggregate investment amount, the Company has received $468.2 million in full aggregate transaction repayments (55.45% of total invested) from existing and exited trade finance, term loan, and temporary investment facilities. The transaction details are summarized below.

Between January 3, 2018 and January 19, 2018, TriLinc funded 3 separate transactions, totaling $6,107,500 as part of an existing $15,000,000 three year term loan facility to a resource trader based in Hong Kong and operating in Indonesia. Priced at 10.00%, the transaction is set to mature on December 31, 2020 and is secured by a corporate and personal guarantee, assignment of contract, and account charge over bank account, with a cash flow coverage ratio of ≥1.17x. TriLinc’s financing will support the purchase and procurement of resources from mid-sized suppliers in Indonesia to be sold to a large Indian multinational. The borrower supports the supply chain on the ground, generally managing all local logistics, regulatory issues, operational risk, and supplier relationships. The borrower is also indirectly supporting job creation and fostering local economic development in Indonesia through its close relationships with supplier companies who are constructing educational and health facilities and enhancing infrastructure development, such as electricity distribution, clean water access, and transportation. Additionally, the borrower is directly addressing the growing electricity demand in India stemming from economic development, urbanization, and improved electricity infrastructure in many regions of the country.

Between January 3, 2018 and January 30, 2018, TriLinc funded three separate transactions, totaling $7,305,250 as part of an existing $11,000,000 revolving senior secured trade finance facility with a mobile phone distributor based in Hong Kong, which specializes in the trading and distribution of mobile phones, cameras, music players and home appliances. The borrower was appointed to be the exclusive distributor in India of high quality, affordable mobile phones for a multinational networking and telecommunications equipment company.  Priced at 10.00%, the transaction is set to mature on May 1, 2018 and is secured by receivables, personal and corporate guarantees, a collection account, and properties in Hong Kong, with a collateral coverage ratio of ≥1.17x. India has the fastest-growing smartphone market in the world, and TriLinc’s financing will support the distribution of mobile phones throughout the country that are both high quality and affordable. In addition to expanding access to technology within India, the borrower maintains an active corporate social responsibility program in India that is focused on bringing technological education to the youth in West Bengal.

Between January 5, 2018 and January 19, 2018, TriLinc funded three separate transactions, totaling $2,180,510 as part of an existing $10,000,000 senior secured trade finance facility with four different Nigerian cocoa exporters that source cocoa beans at farm gate from local, smallholder farmers and then process them for export. Priced at 17.50%, the transactions are set to mature between August 8, 2018 and September 30, 2018 and are secured by a pledge of goods, assignment of proceeds, goods and in-transit insurance coverage, and credit insurance, with a collateral coverage ratio of ≥1.17x. The majority of the traders’ offtakers are UTZ “Chain of Custody” certified, in addition to members of the World Cocoa Foundation’s African Cocoa Initiative, requiring that sustainable sourcing policies are integrated into the activities of the traders.

On January 12, 2018, TriLinc funded $3,325,000 as part of a new $4,300,000 three year term loan facility with an existing borrower, the Grain Processor in Uganda, to purchase property to transform into arable farm land and a storage and handling facility. Priced at 12.00%, the transaction is set to mature on January 12, 2021, and is secured by a master security agreement, mortgage over the financed property, personal guarantees from the owners, and corporate guarantees from the holding company, among others, with a cash flow coverage of ≥1.25x. With the purchase of this land, it is anticipated that the borrower will create local jobs, enhance grain storage capacity, recruit thousands of farmer suppliers to support its grain processing business, and increase local food supply. Through one of the company’s holdings, smallholder farmers in western and southern Uganda are provided with market, agricultural, and financial services. By improving farmers’ access to reliable and value-responsive pricing for their products, the company is encouraging farmers to use quality inputs and equipment to maximize their crop yield and productivity, therefore aiding in increasing food security in the region. The Company’s main offtakers, located across Uganda, Kenya, and Rwanda, use the maize to produce products, such as nutrient-enriched ready-to-use therapeutic food, to meet the nutritional demand of the region’s growing population.

On January 17, 2018, TriLinc funded $858,626 as part of an existing $8,000,000 senior secured revolving receivables trade finance facility to a global metals trader based in the United Kingdom and operating in Africa. With an interest rate of six month Libor + 6.00%, the transaction is set to mature on July 13, 2018, and is secured by a bill of exchange and sales contracts, with a collateral coverage ratio of 2.53x. TriLinc’s financing will facilitate the trade of London Metal Exchange registered, full plate nickel cathodes, which are used extensively as inputs in infrastructure development projects worldwide.

On January 22, 2018, TriLinc funded $8,105,601 as part of a new $12,255,000 three year term loan facility with a Mall Operator in Croatia that is the only commercial facility in the country to be awarded with a Class A Energy Efficiency Certificate. Priced at 13.50%, the transaction is set to mature on January 23, 2021 and is secured by a first ranking mortgage over the mall, a share pledge of the borrower, the holding company, and the parent company, with a cash flow coverage ratio of ≥1.3x. The mall is equipped with a rainwater catchment system used for watering plants onsite, an advanced sorting and separating waste system, a modern cooling system, and a 100% LED lighting system supported by high ceilings and large windows. The mall has over 200 retail spaces, with 43% of current businesses locally owned, and supports over 1,500 jobs.

“TriLinc’s recent investment activity demonstrates our commitment to diversifying our portfolio by making our first impact investment into an SME in Emerging Europe,” said Gloria Nelund, CEO of TriLinc. “TriLinc is eager to grow our Emerging Market portfolio to provide the SME sector with flexible, timely capital that will support sustainable economic development and competitiveness in the region.”

About TriLinc Global Impact Fund

TriLinc is a non-traded, externally managed, limited liability company that makes impact investments in SMEs in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact.  TriLinc invests in SMEs through experienced local market sub-advisors, and expects to create a diversified portfolio of financial assets consisting primarily of collateralized private debt instruments.  In addition, the Company aggregates and analyzes social, economic, and environmental impact data to track progress and measure success against stated objectives.